EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-211208, 333-206230, 333-194604, 333-190544, 333-187311, 333-180110, 333-176318, 333-172983, 333-165813, 333-157959, 333-149996 and 333-141487) of Glu Mobile Inc. of our report dated March 10,  2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Glu Mobile Inc.’s Annual Report on Form 10-K for the year-ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

August 7,  2017